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                                                                  Exhibit 10.148

                              CONSULTING AGREEMENT

                                 (Iowa Project)

     This Consulting Agreement (this "Agreement") effective on June 2, 2005, between Kevin M. Kean, 210 E. Flamingo Rd. #101, Las Vegas, NV 89109-4707 ("Kean"), Lakes iowa Consulting, LLC., a Minnesota limited liability company ("Lakes Consulting") and Lakes iowa Management, LLC"., a Minnesota limited liability company ("Lakes Management" and together with Lakes Consulting, the "Lakes Entities").

                                   BACKGROUND

A. Kean is experienced in establishing and maintaining business relationships and business ventures, including gaming projects, with federally recognized Native American Indian Tribes specifically including the Iowa Tribe of Oklahoma (the "Tribe").

B. Lakes Consulting wishes to establish and enter into consulting agreements (such agreements hereinafter referred to as the "Consulting Agreements") with the Tribe respectively related to (i) the Tribe's existing gaming facility (the "Cimarron Casino") near Perkins, Oklahoma, and (ii) the design, construction, and consultation of a new Indian gaming facility and ancillary businesses to be located on and/or near tribal lands near Chandler, Oklahoma (the "New Project").

C. Lakes Management wishes to establish and enter into management agreements (such agreement hereinafter referred to as the "Management Agreements") with the Tribe related to the management of the Cimarron Casino and the New Project (collectively, the "Projects").

D. In pursuit of such goals the Lakes Entities have requested and Kean has agreed to introduce the Lakes Entities to the Tribe and assist each of them in respectively negotiating and executing their respective Consulting Agreements, Management Agreements and related agreements ancillary thereto.

E. The Lakes Entities will make all final decisions and be responsible for the consultation, development or management, as applicable, of the Projects and any other project or venture with the Tribe. Kean will not have any authority or any duties or obligations of consultation, development and/or management of the Projects or any other gaming or other business ventures with the Tribe unless specifically agreed to in writing between the parties.

     ACCORDINGLY, Kean and the Lakes Entities hereby covenant, agree and obligate themselves as follows:

     1.   BACKGROUND. The Background statement is made a part of this Agreement.

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     2.   SERVICES. Kean's only duties under this Agreement, unless otherwise mutually agreed to, shall be for Kean to introduce the Lakes Entities to and foster their business relationship with the Tribe, and at the request of the Lakes Entities, to act as a consultant to each of them in negotiating and signing its respective Consulting Agreements and Management Agreements with the Tribe related to the Projects.

     3. AUTHORITY. In performing his obligations hereunder, Kean shall not be and shall not represent himself as an agent of either of the Lakes Entities and shall not have any authority to bind either of the Lakes Entities contractually or otherwise, or to cause either of the Lakes Entities to incur any obligation to any third party including the Tribe.

     4. TERM. The term of and Kean's rights under this Agreement will commence only upon final execution of this Agreement by all parties and shall terminate on the earlier of (a) with respect to Lakes Consulting, on the earlier of (i) the date of termination or expiration of the Consulting Agreements, as same may be renewed or extended, or (ii) the date that Lakes Consulting or any of its Affiliates is no longer the consultant of the Project; (b) with respect to Lakes Management, on the earlier of (i) the date of termination or expiration of the Management Agreements, as same may be renewed or extended, or (ii) the date that Lakes Management or any of its Affiliates is no longer the manager of the Projects, and (c) the date that the parties shall mutually terminate this agreement or the date that the Lakes Entities shall terminate this Agreement after the occurrence of an Event of Default (as hereinafter defined) by Kean or in accordance with Section 15 below upon the occurrence of an adverse regulatory finding or determination against Kean. In the event that any of the Consulting Agreements or the Management Agreements is terminated or expires and the applicable Lake Entity or any of its Affiliates, whether directly or indirectly, enters into a new contract or agreement similar thereto with the Tribe related to the Projects within two (2) years after such termination or expiration, then this Agreement shall be reinstituted between Kean and such Lakes Entity or such Affiliate, as the case may be, upon the same terms as contained herein as of the date the new contract is executed with the Tribe, subject to Kean obtaining any all necessary federal, state and tribal regulatory approvals.

          As used in this Agreement, (yy) the term "Affiliate" shall mean with respect to any specified person or entity (a "Person"), any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person; and for the purposes of this definition, "control" (including the terms controlling, controlled by, or under common control with) means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, partnership or member interests, by


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          contract or otherwise; and (zz) the term "Event of Default" shall mean the occurrence of any one or more of the following events: (1) any breach by Kean of his obligations under this Agreement, or (2) the occurrence of any breach or event of default by Kean or any of his Affiliates under any other document or agreement with any of the Lakes Entities or any of their respective Affiliates (but excluding Lakes Shingle Springs, Inc., Lakes Jamul, Inc., Lakes KAR Shingle Springs, L.L.C., Lakes Kean Argovitz Resorts-California, L.L.C).

     5. ADVANCE PAYMENT OF KEAN CONSULTING FEES. The Lakes Entities hereby jointly and severally agree to make the following payments to Kean as advance payments of the Kean Consulting Fees to be paid to Kean under
          Section 6 hereof (collectively, the "Advance Payments"):

               a. Twenty Five Thousand Dollars ($25,000) for each of two months for assisting Lakes in signing a letter of intent with the Tribe ($25,000 which was advanced to Kean on October 12, 2004 and $25,000 which was advanced on November 12, 2004 and Kean hereby acknowledges receipt of such payments); and

               b. Twenty Five Thousand Dollars ($25,000) per month for a period of twelve (12) months commencing the earlier of (i) the date that the Tribe and Lakes Consulting sign the first Consulting Agreement, or (ii) if the Tribe and Lakes Management sign a Management Agreement for the New Project, the date upon which construction of the Project shall have commenced.

          The Advance Payments, together with accrued interest thereon, shall be due and payable as follows: (xx) on each date that any Kean Consulting Fee shall be paid to Kean under Section 6 hereof and in connection therewith, the Lakes Entities are authorized to setoff all such amounts against the then due and payable Kean Consulting Fee payment owing to Kean, provided that prior to the occurrence of an Event of Default by Kean, such right of setoff shall be limited to fifty percent (50%) of such Kean Consulting Fee; (yy) on the date of any permitted sale or assignment of Kean's rights under this Agreement, and (zz) upon the termination of Kean's rights under this Agreement in accordance with the terms herein, the occurrence of an Event of Default by Kean, or if Kean shall be found to be unsuitable under
          Section 15 hereof and this Agreement is not reinstated within the required one (1) year period, then such amounts shall become immediately due and payable in full.

     6. FEE. Kean shall receive a consulting fee (individually and collectively, the "Kean Consulting Fee") for services rendered hereunder from each of the Lakes Entities as follows: (a) from Lakes Consulting, a fee equal to twenty percent (20%) of the sum of any development fees, consulting fees or other income received by Lakes Consulting under each Consulting


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          Agreement (the "Lakes Consulting Fee") but specifically excluding the
          Excluded Payments (as hereinafter defined), and (b) from Lakes Management, a fee equal to twenty percent (20%) of the sum of any management fees or other income received by Lakes Management under each Management Agreement (the "Lakes Management Fee") but specifically excluding the Excluded Payments. As used herein, the term "Excluded Payments" shall mean all interest income, expense reimbursements and indemnification payments payable to either Lakes Consulting or Lakes Management under this Agreement.

          The Kean Consulting Fee shall be payable to Kean by the applicable Lakes Entity if and only if such Lakes Entity shall actually receive its respective Lakes Consulting Fee or Lakes Management Fee, as applicable, from the Tribe for such period. To the extent that the applicable Lakes Entity shall receive less than its required Lakes Consulting Fee or Lakes Management Fee, the Kean Consulting Fee due hereunder shall be reduced by a similar proportionate basis. Subject to the limitations set forth in this Agreement, the Kean Consulting Fee will be paid to Kean on a monthly basis within thirty (30) days after receipt by the applicable Lakes Entity of its respective Lakes Consulting Fee or Lakes Management Fee for such month. Kean shall further not be entitled to any compensation under this provision for any period prior to the commencement of the term of this Agreement and unless and until he has received such federal, state and tribal regulatory approvals and licenses as may be necessary for him to receive and the applicable Lakes Entity to pay the Kean Consulting Fee.

     7. SECURITY INTEREST. Kean previously entered into that certain Loan and Security Agreement dated January 30, 2003 (the "Security Agreement") with Lakes Entertainment, Inc. (the indirect parent company of the Lakes Entities) and certain of its Affiliates. Kean acknowledges and agrees that he shall contemporaneously herewith amend the Security Agreement to add (a) each of the Lakes Entities as a "Secured Party",
          (b) the "Advance Payments as additional "Secured Obligations", and (c) the Kean Consulting Fees as additional collateral subject to the security interest provided in such Security Agreement.

     8. INSPECTION OF RECORDS. Kean and/or his designated representative(s) shall be allowed not more often than once per calendar quarter and at his expense to review and inspect (including copying) any and all books, records and/or data in the possession and/or control of Lakes that concerns or relates to any contracts, revenues and/or receipts of any kind between each of the Lakes Entities and the Tribe. Kean and/or his representatives may conduct any review and inspection at the business office of Lakes or such other place as the documents are normally and customarily maintained at any time during the hours of 8:00 a.m. through 5:00 p.m., Monday through Friday. Kean shall give Lakes five (5) business days


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          written notice of the date and time that he intends to begin any review and inspection of documents. Kean shall and shall cause his agents to keep all such books, records and information confidential in accordance with the following confidentiality provisions:

          (a) For purposes of this agreement, "Confidential Information" means non-public information relating to either of the Lakes Entities or their Affiliates, but does not include information that Kean can demonstrate (i) was already known to Kean, or (ii) was or becomes generally available to the public, or part of the public domain, through no fault of, or disclosure by, Kean or his agents, or (iii) was or becomes available to Kean from a source other than either of the Lakes Entities or their Affiliates, provided that such source is not bound by a duty of confidentiality to any of them.

          (b) Kean agrees to use Confidential Information solely in connection with discussions with the Lakes Entities or related transactions, and to keep all such Confidential Information strictly secret and confidential. Unless authorized in writing by the Lakes Entities, Kean will maintain all Confidential Information in confidence and will not divulge to anyone outside the Lakes Entities or use any of the Confidential Information for Kean's own or another's benefit. Kean shall be responsible for any breach of this agreement by any his agents and any person (other than Lakes Entities or their Affiliates and their respective officers, directors, employees and independent contractors) to whom Kean discloses any of the Confidential Information.

          (c) If, notwithstanding this agreement, any of the Confidential Information is required to be disclosed by applicable law, regulatory requirement or legal process, Kean will give the Lakes Entities prompt notice of such requirement and, if requested, will assist the Lakes Entities in seeking a protective order or other measures to preserve the confidentiality of such Confidential Information insofar as possible.

          (d) Once this Agreement has ended, upon the request of either of the Lakes Entities, all Confidential Information theretofore provided by the Lakes Entities or their Affiliates to Kean (and all copies, summaries and notes of the contents or parts thereof) shall be returned to the Lakes Entities and not retained by Kean in any form, and Kean shall upon request promptly provide to the Lakes Entities a certificate signed by Kean confirming that all such materials have been returned to the Lakes Entities.

     9. NO JOINT VENTURE. This Agreement is not intended to create any joint venture between either of the Lakes Entities and Kean. Each of the Lakes Entities shall be solely responsible for arranging for the funding, financing or otherwise capitalizing any business or venture or project that it may enter into with the Tribe. Kean does not represent that he has the capability to or that he will be responsible in any manner for funding, financing or otherwise capitalizing all or any portion any business or


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          venture or project that either of the Lakes Entities may enter into with the Tribe.

     10. BEST EFFORTS. Kean shall perform his duties hereunder, both express and implied, at all times in good faith and to the best of his ability and shall use his best efforts in connection with providing the services required to be provided to the Lakes Entities under this Agreement.

     11.  NON-COMPETE. Unless approved by the Tribe and Lakes, Kean agrees that
          (a) he shall and shall cause any entity in which he shall directly or indirectly own an equity interest together with any officers, directors, equity owners, employees and agents of such entity (collectively, the "Non-compete Parties"), to comply with each of the non-competition agreements set forth in the Consulting Agreements, the Management Agreements and/or under any related documents and agreements; and (b) in addition to the foregoing, that he shall not and shall cause each of the other Non-compete Parties to not directly or indirectly solicit or enter into any consulting, brokerage, management, financing or other similar agreement with the Tribe other than on behalf of the Lakes Entities.

     12. FURTHER ASSURANCES. Each of the Lakes Entities and Kean agrees to execute such additional documents and agreements as are necessary to effectuate the intents and purposes of this Agreement.

     13. GOVERNING LAW/VENUE. This Agreement will be governed by and interpreted in accordance with Minnesota law. SUBJECT TO THE TERMS OF
          SECTION 14 HEREOF, THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF HENNEPIN, STATE OF MINNESOTA OR, AT THE SOLE OPTION OF THE LAKES ENTITIES, IN ANY OTHER COURT IN WHICH THE LAKES ENTITIES SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

     14. DISPUTE RESOLUTION/ARBITRATION. In connection with any dispute hereunder, the parties agree to negotiate in good faith for up to twenty days. If they are unable to resolve the dispute in such period, then either party may demand and such dispute shall be submitted to and resolve by binding arbitration in accordance with the following terms:


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          (a) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Minneapolis Minnesota selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. The arbitration requirement does not limit the right of any party to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver or the exercise of any foreclosure or self-help remedies under the Minnesota Uniform Commercial Code, before during or after the pendency of any arbitration proceeding. The parties agree that any arbitration proceeding amongst each of them and/or any of their related Affiliates, whether under this Agreement or any other agreement, may be consolidated with any other arbitration proceeding amongst or between any of such parties.

          (b) ARBITRATOR POWERS. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award or any order or determination rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

          (c) MISCELLANEOUS. The arbitrator shall award all costs and expenses of the arbitration proceeding. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by


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          applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.

     15. ADVERSE REGULATORY ACTION. The parties acknowledge and agree that an important purpose of this Agreement is to allow the Lakes Entities to promptly achieve any and all necessary regulatory approval and if applicable, become licensed by the National Indian Gaming Commission ("NIGC") and any applicable state and tribal regulatory authorities (collectively, the "Regulatory Authorities") and to immediately allow the completion of design, construction and/or management of a gaming facility on lands of the Tribe. Should any of the Regulatory Authorities take any action to nullify or otherwise disrupt this Agreement, then the parties shall immediately meet and negotiate in good faith to agree to such modifications as may be necessary to obtain such regulatory approval hereof while still maintaining the intents and purposes of this Agreement, with any disputes related thereto resolved by arbitration as provided for above; provided however that if at any time any Regulatory Authorities shall issue a determination that Kean is unsuitable under any applicable gaming laws and thus may not receive the Kean Consulting Fee, then Kean's right to receive such Fee hereunder shall immediately terminate, but such rights shall be reinstated if within one (1) year after the issuance thereof, such ruling is reversed or vacated and Kean is found to be suitable.

     16. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and to the extent expressly referred to herein, shall also inure to the benefit of the Affiliates of each of the parties, except that Kean may not assign his rights or obligations, in whole or in part, hereunder except with the prior written consent of the Lakes Entities which written consent shall not be required in the event that Kean shall desire to assign his right to receive the Consulting Fee (subject to the terms and conditions set forth below) to a legal entity in which he owns, directly or indirectly, 51% or more of the equity interest or to an immediate family member (excluding any spouse), i.e., child, mother, father, brother or sister but not a spouse. Any permitted assignment of such financial interest shall be further conditioned upon Kean's satisfaction of the following conditions precedent: (i) any such assignment shall not relieve Kean of his duties and obligations under this Agreement and at the time of such transfer, no Event of Default by Kean shall have occurred, (ii) all rights of any assignee under this Agreement and any related documents and agreements shall be expressly subject and subordinate to the rights and interests of each of the Lakes Entities and their Affiliates (the "Lakes Related


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          Parties") hereunder and under the Security Agreement and any related documents and agreements and such assignee shall execute and deliver in favor of the Lakes Related Parties a subordination agreement in form and substance reasonably acceptable to such Lakes Related Parties, and (iii) the Lakes Entities receiving (aa) a copy of all documents and agreements relating to such transfer, (bb) written evidence that such transferee is "suitable" and has obtained any necessary licenses and approvals required from any Regulatory Authorities under the Indian Gaming Regulatory Act and other applicable law to participate in Indian gaming or in the alternative that no such findings or licenses are required; (cc) a legal opinion in form and substance reasonably acceptable to the Lakes Entities that such transfer is in compliance with all applicable federal, state and tribal laws, rules and regulations, including without limitation the Indian Gaming Regulatory Act, as amended (collectively, the "Applicable Laws"), and no additional approvals or consents of any federal, state or tribal governmental entity or third party is required with respect thereto under any Applicable Law or any other agreement between Kean and/or any of the Lakes Entities and the Tribe, if any, (dd) a written assignment and assumption agreement executed by Kean and the transferee in form and substance reasonably acceptable to Lakes whereby such transferee shall receive the rights of Kean under this Agreement and shall agree to be bound by the terms and provisions set forth herein; (ee) all sale proceeds payable on account of such transfer shall be paid to the Lakes Related Parties to be applied first towards the repayment of any amounts owing by Kean under this Agreement and secondly, to each of the other "Secured Obligations" owing to each "Secured Party" by Kean under the Security Agreement, and (ff) payment of all reasonable costs and expenses (including reasonable attorneys fees) of the Lakes Entities incurred in connection with completing such transfer. Lakes agrees to not unreasonably withhold consent to any permitted assignments by Kean.

     17. ENTIRE AGREEMENT/RELEASE OF LAKES ENTERTAINMENT. This Agreement contains the entire understanding of the parties regarding its subject matter, and supercedes all prior negotiations, understandings and agreements of the parties and/or Lakes Entertainment, Inc. ("Lakes Entertainment") with respect thereto; and Kean acknowledges and agrees that all obligations of Lakes Entertainment and rights and claims of Kean under the Letter Agreement (as hereinafter defined) with respect to the Project and the Tribe are hereby terminated and released and are replaced by the terms and provisions set forth in this Agreement. The express terms of this Agreement shall control and supercede any course of performance and/or customary practice inconsistent with such terms. Any agreement between the parties hereunder made shall not change or modify this Agreement unless in writing and signed by the party against whom enforcement of such change or modification is sought. Any amendments to this Agreement must be in writing and signed by all parties.


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     18.  SETOFF/RECOUPMENT RIGHTS. Subject to the limitations of Sections 5 and
          7 hereof and additional limitations set forth in the Security Agreement, the parties acknowledge and agree that each of the Lakes Related Parties (each of which shall be an intended third party beneficiary of this provision) shall have the right to setoff or recoup any amount owing to it by Kean (including without limitation, the Secured Obligations described in the Security Agreement) against any obligations owing by it to Kean under this Agreement or any other Loan Documents (as such term is defined in the Security Agreement.

     19. NO JOINT AND SEVERAL LIABILITY. Except for the obligations of the Lakes Entities to make the Advance Payments to Kean as set forth in
          Section 5 hereof, the obligations of each of the Lakes Entities under this Agreement are several and not joint and several.

     20. TIME OF THE ESSENCE. The parties acknowledge and agree that time is of the essence in connection with the performance of their respective obligations under this Agreement.

     21. NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed to a party at the address set forth in the introductory paragraph, or to such other address as a party may hereafter designate by written notice and may also be by facsimile at the following fax numbers or such other number as a as a party may hereafter designate by written notice:

          If to the Lakes Entities: 952-449-7064
                                    Attn: Timothy J. Cope
                                    Tcope@lakesentertainment.com

          If to the Kean:           702-734-9118
                                    Attn: Kevin M. Kean
                                    Kevin@keanco.net

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing such counterpart, provided that this Agreement shall not become effective until all parties have executed the same.

                            [Signature page follows]


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IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on the date(s) set forth below.

LAKES IOWA CONSULTING, LLC.


By: /s/ Timothy J. Cope
    --------------------------------
    Timothy J. Cope, President      Date: June 14, 2005


LAKES IOWA MANAGEMENT, LLC.


By: /s/ Timothy J. Cope
    --------------------------------
    Timothy J. Cope, President      Date: June 14, 2005


    /s/ Kevin M. Kean
    --------------------------------
    Kevin M. Kean                   Date: June 2, 2005